Exhibit 8.1 - List of Subsidiaries of Santander UK plc as at 31 December 2012

	Company Name	Domicile
1	2 & 3 Triton Limited	United Kingdom
2	A & L CF (Guernsey) Limited	Guernsey
3	A & L CF (Jersey) Limited	Jersey
4	A & L CF December (1) Limited	United Kingdom
5	A & L CF December (10) Limited	United Kingdom
6	A & L CF December (11) Limited	United Kingdom
7	A & L CF June (1) Limited	United Kingdom
8	A & L CF June (2) Limited	United Kingdom
9	A & L CF June (3) Limited	United Kingdom
10	A & L CF June (8) Limited	United Kingdom
11	A & L CF March (5) Limited	United Kingdom
12	A & L CF March (6) Limited	United Kingdom
13	A & L CF September (3) Limited	United Kingdom
14	A & L CF September (4) Limited	United Kingdom
15	A & L CF September (5) Limited	United Kingdom
16	A&L Services Limited	United Kingdom
17	Abbey Business Services (India) Private Limited	India
18	Abbey Covered Bonds LLP	United Kingdom
19	Abbey National (America) Holdings Inc.	United States
20	Abbey National (America) Holdings Limited	United Kingdom
21	Abbey National (Holdings) Limited	United Kingdom
22	Abbey National American Investments Limited	United Kingdom
23	Abbey National Beta Investments Limited	United Kingdom
24	Abbey National Business Office Equipment Leasing Limited	United Kingdom
25	Abbey National Financial Investments 3 B.V.	Netherlands
26	Abbey National Financial Investments 4 B.V.	Netherlands
27	Abbey National GP (Jersey) Limited	Jersey
28	Abbey National International Limited	Jersey
29	Abbey National Nominees Limited	United Kingdom
30	Abbey National North America Holdings Limited	United Kingdom
31	Abbey National North America LLC	United States
32	Abbey National Pension (Escrow Services) Limited	United Kingdom
33	Abbey National PLP (UK) Limited	United Kingdom
34	Abbey National Property Investments	United Kingdom
35	Abbey National Securities Inc.	United States
36	Abbey National September Leasing (3) Limited	United Kingdom
37	Abbey National Treasury Investments	United Kingdom
38	Abbey National Treasury Services Investments Limited	United Kingdom
39	Abbey National Treasury Services Overseas Holdings	United Kingdom
40	Abbey National Treasury Services plc	United Kingdom
41	Abbey National UK Investments	United Kingdom
42	Abbey Stockbrokers (Nominees) Limited	United Kingdom
43	Abbey Stockbrokers Limited	United Kingdom
44	Alliance & Leicester Cash Solutions Limited	United Kingdom
45	Alliance & Leicester Commercial Bank plc	United Kingdom
46	Alliance & Leicester Equity Investments (Guarantee) Limited	United Kingdom
47	Alliance & Leicester International Limited	Isle of Man
48	Alliance & Leicester Investments (Derivatives) Limited	United Kingdom
49	Alliance & Leicester Investments (No.2) Limited	United Kingdom
50	Alliance & Leicester Investments Limited	United Kingdom
51	Alliance & Leicester Personal Finance Limited	United Kingdom
52	Alliance & Leicester public limited company	United Kingdom
53	AN (123) plc	United Kingdom
54	ANITCO LIMITED	United Kingdom
55	CA Premier Banking Limited	United Kingdom
56	Carfax (Guernsey) Limited	Guernsey
57	Cater Allen Holdings Limited	United Kingdom
58	Cater Allen International Limited	United Kingdom
59	Cater Allen Limited	United Kingdom

60	Cater Allen Lloyd’s Holdings Limited	United Kingdom
61	Cater Allen Syndicate Management Limited	United Kingdom
62	Charta Leasing No.1 Limited	United Kingdom
63	Charta Leasing No.2 Limited	United Kingdom
64	First National Motor Business Limited	United Kingdom
65	First National Motor Contracts Limited	United Kingdom
66	First National Motor Facilities Limited	United Kingdom
67	First National Motor Finance Limited	United Kingdom
68	First National Motor Leasing Limited	United Kingdom
69	First National Motor plc	United Kingdom
70	First National Tricity Finance Limited	United Kingdom
71	Hyundai Capital UK Limited	United Kingdom
72	Insurance Funding Solutions Limited	United Kingdom
73	Liquidity Import Finance Limited	United Kingdom
74	Liquidity Limited	United Kingdom
75	Mitre Capital Partners Limited	United Kingdom
76	PSA Finance PLC	United Kingdom
77	Santander (UK) Group Pension Schemes Trustees Limited	United Kingdom
78	Santander Asset Finance (December) Limited	United Kingdom
79	Santander Asset Finance plc	United Kingdom
80	Santander Cards Ireland Limited	Ireland
81	Santander Cards Limited	United Kingdom
82	Santander Cards UK Limited	United Kingdom
83	Santander Consumer (UK) plc	United Kingdom
84	Santander Consumer Credit Services Limited	United Kingdom
85	Santander Estates Limited	United Kingdom
86	Santander Global Consumer Finance Limited	United Kingdom
87	Santander Guarantee Company	United Kingdom
88	Santander Private Banking UK Limited	United Kingdom
89	Santander Secretariat Services Limited	United Kingdom
90	Santander UK Foundation Limited	United Kingdom
91	Scottish Mutual Pensions Limited	United Kingdom
92	Sheppards Moneybrokers Limited	United Kingdom
93	Solarlaser Limited	United Kingdom
94	Sovereign Spirit Limited	Bermuda
95	The Alliance & Leicester Corporation Limited	United Kingdom
96	Tuttle & Son Limited	United Kingdom
97	Viking Collection Services Limited	United Kingdom
98	Whitewick Limited	Jersey